___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2017

AUSCRETE CORPORATION

(Exact  Name of Registrant as Specified in Charter)

Wyoming	001-35923	27-1692457
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

504 East First St. P.O. Box 847 Rufus, OR		97050
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (541) 739-8298

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2017, the Board of Directors of Auscrete Corporation (the “Company”) approved an amendment and restatement of the Company’s Articles of Incorporation attached hereto as Exhibit 3(i). The purpose of the amendment and restatement of the Articles of Incorporation was to increase the number of authorized shares of Common Stock to 20,000,000,000.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 6, 2017, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved a restatement of the Company’s Articles of Incorporation and Bylaws as more particularly described in Item 5.03 above.

Also, on June 6, 2017, holders of a majority of the voting rights of the Company approved a 100 to 1 reverse split of the Company’s Common Stock (“Reverse Split”), meaning that each 100 shares of Common Stock will be consolidated into 1 share of Common Stock following the reverse split, provided however, that fractional shares would be rounded up to the nearest whole share. Notice of the action taken by holders of a majority of the voting rights of the Company was provided to non-consenting shareholders in accordance with Wyoming law.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

3(i)

Amended and Restated Articles of Incorporation of Auscrete Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auscrete Corporation

Date:  June 7, 2017

By:  /s/ John Sprovieri___

       John Sprovieri, President